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Exhibit 14.1

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
Index of Corporate Policies

Policy No.	Corporate Policy	Effective Date
CBC-1	General Statement of Policy Regarding Code of Business Conduct And Ethics	July 23, 2004
CBC-2	Code of Ethics	July 23, 2004
CBC-3	Equal Employment Opportunity	July 23, 2004
CBC-4	Conflicts of Interest	July 23, 2004
CBC-5	Internal Accounting Controls, Procedures and Records	July 23, 2004
CBC-6	Insider Trading Policy	May 4, 2004
CBC-7	Commercial Bribery	July 23, 2004
CBC-8	Use and Public Disclosure of Inside Information	July 23, 2004
CBC-9	Information of a Confidential or Proprietary Nature	July 23, 2004
CBC-10	Disclosure	July 23, 2004
CBC-11	Concerns and Complaints Regarding Accounting and Auditing Matters and Disclosure and Disclosure Controls	July 23, 2004
CBC-12	Defalcation, Misappropriation and Similar Irregularities (Fraud) Procedures and Records	July 23, 2004
CBC-13	Sexual and Other Harassment	July 23, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
General Statement of Policy Regarding
Code of Business Conduct and Ethics

CORPORATE POLICY CBC-1
July 23, 2004

GENERAL STATEMENT:

        The Code of Business Conduct and Ethics (the "Code of Conduct") of Fieldstone Investment Corporation, its subsidiaries, divisions, successors and affiliates and any other related entities, including Fieldstone Mortgage Company (the "Company") consists of all the Corporate Policies (the "Policies") adopted by the Board of Directors of the Company (the "Board") that relate to the legal and ethical standards of conduct that govern the conduct of business performed by the Company and that are, except where indicated in a Policy, to be adhered to by all Directors, Officers and Employees of the Company (the "Employees"). The Policies listed in the Index constitute the Code of Conduct.

PURPOSE:

        The purpose of this General Statement of Policy Regarding the Code of Conduct (the "General Statement") is to provide a general statement regarding the Company's expectations as to the legal and ethical nature of conduct of Employees while acting on the Company's behalf and to provide for the administration of the Code of Conduct. Moreover, this General Statement is intended to enhance the qualifications of the Code of Conduct as a program that, under the United States Sentencing Guidelines, is reasonably designed, implemented and enforced so as to be generally effective in preventing and detecting criminal conduct. Additionally, the Board had adopted this Code of Conduct to:

  (i)
  Promote honest and ethical conduct, including fair dealing and the ethical handling of conflicts of interest;

  (ii)
  Promote full, fair, accurate, timely and understandable disclosure;

  (iii)
  Promote compliance with applicable laws and governmental rules and regulations;

  (iv)
  Ensure the protection of the Company's legitimate business interests, including corporate opportunities, assets and confidential information; and

  (v)
  Deter wrongdoing.

DEFINITIONS:

        As used in this General Statement and in the Code of Conduct:

  (a)
  "Board" means the Board of Directors of Fieldstone Investment Corporation.

  (b)
  "Audit Committee" means the Audit Committee of the Board of Fieldstone Investment Corporation.

  (c)
  "CEO" means the Chief Executive Officer of Fieldstone Investment Corporation.

  (d)
  "CFO" means the Chief Financial Officer of Fieldstone Investment Corporation.

  (e)
  "Chairman" means the Chairman of the Board of Fieldstone Investment Corporation.

  (f)
  "Company" means Fieldstone Investment Corporation, a Maryland corporation, its subsidiaries, divisions, successors and affiliates and any other related entities, including Fieldstone Mortgage Company.

  (g)
  "Employees" mean all Directors, Officers and Employees of the Fieldstone Investment Corporation.

  (h)
  General Counsel" means the Senior Vice President—General Counsel of Fieldstone Investment Corporation.

  (i)
  "Laws" means laws and rules and regulations of governmental agencies and authorities.

  (j)
  "Management" means individuals who have substantial control over the Company or who have a substantial role in policymaking within the Company, including directors, officers and individuals in charge of a major business or functional unit of the Company, such as sales, administration or finance.

  (k)
  "SEC" means the United States Securities and Exchange Commission.

POLICY:

  A.    Standards of Conduct

        It is the Company's policy to observe and comply with all Laws applicable to it or the conduct of its business wherever located. The Code of Conduct applies to Employees as well as agents of the Company and third parties who enter into transactions with the Company.

        The Code of Conduct sets forth the specific Policies that govern the conduct of the business of the Company. These policies were developed and are intended to be applied in good faith with reasonable business judgment to enable the Company to achieve its operating and financial goals within the framework of the Law.

        It is the personal responsibility of each Employee to adhere to the standards and restrictions, whether imposed by Law, the Code of Conduct or otherwise implemented by the Company, applicable to his or her assigned duties and responsibilities and to conduct himself or herself accordingly. Such standards and restrictions require each Employee to avoid any activities which would involve the Company in any practice which is not in compliance with Law, the Code of Conduct or any other policy implemented by the Company and applicable to such Employee. Any Employee who does not adhere to such standards and restrictions is acting outside the scope of his or her employment or agency.

        Beyond legal compliance, all Employees are expected to observe high standards of business and personal ethics in the discharge of their assigned duties and responsibilities. Employees are required to observe both the form and spirit of Laws, accounting standards and Company policies. Employees shall practice honesty and integrity in every aspect of dealing with other Employees, the public, the business community, stockholders, customers, suppliers and governmental and regulatory authorities.

        The Company has a history of succeeding through honest business competition. The Company does not seek competitive advantages through illegal or unethical business practices. Each Employee should endeavor to deal fairly with the Company's customers, brokers, service providers, suppliers, competitors and Employees. No Employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any unfair dealing practice.

        Employees should be cognizant of any relationship that they have which may cause a conflict of interest for either the Company or such Employee. Employees should avoid conflicts of interest or where unavoidable, disclose such conflicts of interest, and otherwise comply with Policy CBC-4 of this Code of Conduct.

        Employees should protect the Company's assets and ensure their efficient use. All Company assets, including the Company's computer, computer networks, e-mail systems and Internet services, should be used only for legitimate business purposes and other permitted purposes in accordance with Company policy.

        Except as may be required by applicable Law, it is the policy of the Company not to discriminate against anyone, including Employees, stockholders, directors, officers, customers or suppliers on account of race, color, age, sex, religion or national origin. All such persons shall be treated with dignity and respect and they shall not be unreasonably interfered with in the conduct of their duties and responsibilities.

        All Employees should carefully read the Company's Code of Ethics, which forms part of the Code of Conduct.

  B.    Administration of the Code of Conduct

        The Code of Conduct of the Company shall be administered by the Board or by the Audit Committee as follows:

1.     Scope of Code of Conduct

        The Board or the Audit Committee shall, periodically, review the Code of Conduct, and when necessary or desirable, the Board or the Audit Committee shall amend the Code of Conduct to ensure (i) its continued conformance to applicable Law, (ii) that it meets or exceeds industry standards, and (iii) that any weaknesses revealed through monitoring, auditing and reporting systems are eliminated or corrected. If Management makes a recommendation to revise the Code of Conduct, it shall assess the risk of exposure to liability for violations of statutes and other Laws applicable to the Company's operations based on the nature and history of the Company's business operations. The Board or the Audit Committee may take such action as is required to implement such recommendations, including, but not limited to, amending the Code of Conduct. The Board or the Audit Committee may instruct Management to make recommendations regarding the Code of Conduct.

2.     Responsibility for Administration

        The Board or the Audit Committee shall be responsible for interpreting and administering the Code of Conduct. The Board or the Audit Committee shall obtain the advice of legal counsel, as it shall deem necessary or desirable in order to discharge its responsibilities. In discharging its responsibilities, the Board or the Audit Committee may delegate authority to such Employees and may engage such agents and advisors, as it shall deem necessary or desirable.

3.     Delegation of Substantial Discretionary Authority

        No Employee shall delegate substantial discretionary authority to any individual who such Employee knows, or through the exercise of due diligence should know, has a propensity to engage in illegal activities. For this purpose, persons with "substantial discretionary authority" include (i) Management, (ii) individuals who exercise substantial supervisory authority, and (iii) any other individuals who, although not a part of the Management, nevertheless exercise substantial discretion when acting within the scope of their authority.

4.     Communication of Policies

        To ensure the continued dissemination and communication of the Policies, this Code of Conduct shall be distributed to all members of Management and all Employees and posted on the Company's website.

5.     Monitoring and Auditing

        The information developed by the Company's independent accountants in performing their engagement by the Company and by its internal auditors in the performance of their assigned responsibilities shall be made available to the Board and to the Audit Committee in its capacity as administrator of the Code of Conduct as a means of monitoring and auditing compliance with the Code of Conduct.

6.     Reporting System

        Unless another Company officer or official is specified in a particular Policy, violations of the Code of Conduct shall be reported to the General Counsel or anonymously reported in accordance with the procedures set forth in Policy CBC-11. The existence of the reporting system shall be communicated to all Employees. It shall be a violation of the Code of Conduct to intimidate or impose any form of retribution on any Employee who utilizes such reporting system in good faith to report suspected violations (except that appropriate action may be taken against such Employee if such individual is in breach of the Code of Conduct).

7.     Investigation of Violations

        If the Company receives information regarding an alleged violation of the Code of Conduct, the General Counsel or any other Employee, pursuant to the direction of the Board or the Audit Committee, shall:

  (1)
  Evaluate such information as to gravity and credibility;

  (2)
  If necessary, initiate an informal inquiry or a formal investigation with respect thereto;

  (3)
  Prepare a report of the results of such inquiry or investigation, including recommendations as to the disposition of such matter;

  (4)
  Upon request of the Board or the Audit Committee, make the results of such inquiry or investigation available to the Board (including disciplinary action); and

  (5)
  Recommend changes in the Code of Conduct necessary or desirable to prevent further similar violations.

8.     Disciplinary Measures

        The Company shall enforce its Code of Conduct through appropriate means of discipline. The Board or the Audit Committee or Management, at the direction of the Board or the Audit Committee, shall determine whether violations of the Code of Conduct have occurred and, if so, shall determine the disciplinary measures to be taken against any Employee of the Company who has so violated the Code of Conduct.

        The disciplinary measures may be invoked by, or by delegation of authority by, the CEO, the CFO, the Board, or the Audit Committee and may include counseling, oral or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution.

        The jurisdiction of the Board or the Audit Committee pursuant to this Code of Conduct shall include, in addition to the violator, others involved in the wrongdoing such as (i) persons who failed to use reasonable care to detect a violation, (ii) persons who, if requested to divulge information, withheld material information regarding a violation, and (iii) supervisors who approved or condoned the violations of this Code of Conduct or who attempted to retaliate against Employees for reporting violations or violators of this Code of Conduct.

        If any member of Management has allegedly violated the Code of Conduct or if any alleged violation of the Code of Conduct could have a material adverse effect on the Company, then the Board or the Audit Committee shall determine the disciplinary measures to be taken with respect thereto. In all other cases, the CEO or the CFO, under the guidance of the Board or the Audit Committee, shall determine the appropriate disciplinary measures to be taken against any Employee of the Company for violation of this Code of Conduct.

9.     Documentation

        The Company shall document its compliance efforts and results to evidence its commitment to comply with the standards and procedures set forth above.

APPROVED:	Board of Directors
July 23, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
Code of Ethics

CORPORATE POLICY CBC-2
July 23, 2004

INTRODUCTION:

        This Code of Ethics is a part of the Company's Code of Business Conduct and Ethics (the "Code of Conduct"). This Code of Ethics is established pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, which requires that the Company establish a code of ethics to apply to the Company's principal executive officer and certain of the Company's senior financial officers, including but not limited to, the Company's principal financial officer, controller, principal accounting officer, or persons performing similar functions (the "Executive Officers").

        Executive Officers should note that simply complying with Laws or following widespread business practices may not be enough to comply with this Code of Ethics. It is therefore very important that Executive Officers read and understand this Code of Ethics.

        If any Executive Officer has a question regarding this Code of Ethics, then such Executive Officer should contact the Company's General Counsel. If any Executive Officer has information, concerns, or suspicions regarding any illegal or unethical conduct, then such Executive Officer should immediately contact the General Counsel.

PURPOSE:

        The purpose of this Code of Ethics is to deter wrongdoing and to promote:

  (1)
  Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  (2)
  Full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company and in the Company's public communications;

  (3)
  Compliance with applicable governmental laws and regulations;

  (4)
  The prompt internal reporting of violations of this Code of Ethics to an appropriate person or persons identified in this Code of Ethics; and

  (5)
  Accountability for adherence to this Code of Ethics.

        This Code of Ethics must be applied by Executive Officers in good faith and with reasonable business judgment to enable the Company to achieve its operating and financial goals within the framework of the Law.

POLICY:

  A.    Ethical Standards of Conduct

        Executive Officers must follow the accounting rules and controls set forth by the SEC, the Financial Accounting Standards Board and the NASDAQ National Market.

        Executive Officers must also comply with the obligations set forth in the Sarbanes-Oxley Act of 2002.

        Each Executive Officer shall, when required, provide full, fair, accurate, timely, and understandable disclosure in the periodic reports that the Company is required to file. Accordingly, all account books, budgets, project evaluations, expense accounts and other papers utilized in maintaining business records must accurately report the matters to which they relate.

        All assets and liabilities of the Company must be carefully and properly set forth in the Company's financial records. The Company's outside accountants must be given full access to all information of the Company necessary for them to properly conduct any audit of the Company or any subsidiary or division of the Company.

        No Executive Officer shall conceal a mistake in the Company's financial reporting. All such mistakes must be fully disclosed and corrected as promptly as possible. Falsification of any Company record is strictly prohibited and will result in instant dismissal and possibly criminal charges.

        No Executive Officer may request or be granted a loan or payroll advance from the Company; provided, however that an Executive Officer may apply to the Company or any of its subsidiaries for a mortgage loan so long as the loan is provided by the Company on standard market terms at standard market rates.

        All Executive Officers must comply with all applicable securities Laws and the Company's Insider Trading Policy. See Policy CBC-6 of the Code of Conduct for the Company's Insider Trading Policy. Executive Officers must strive to apply high ethical, moral and legal principles in every aspect of their business dealings with other Employees, the public, the business community, stockholders, customers, suppliers and governmental and regulatory authorities. All Executive Officers must avoid any activities that would involve the Company in any practice that is not in compliance with this Code of Ethics. Any Executive Officer who does not adhere to such standards and restrictions is acting outside the scope of his or her employment. The Company will not excuse or waive any violation of this Code of Ethics by an Executive Officer even if the violation was specifically requested or directed by another Executive Officer.

        Only the Board or the Audit Committee can authorize a waiver of this Code of Ethics. See Section 2 of Part B of this Code of Ethics.

        Each Executive Officer must alert the Board or the Audit Committee, whenever an illegal, dishonest or unethical act is discovered or suspected by such Executive Officer. No Executive Officer will be penalized by the Company for reporting his or her discovery of such acts or for reporting suspicions of such acts provided that such Executive Officer is not a party to or responsible (alone or with others) for such acts.

        Conflicts of interests are to be avoided by Executive Officers. A conflict of interest exists if an Executive Officer's actions are, or could reasonably appear to be, influenced, directly or indirectly, by personal considerations or by actual or potential personal benefit or gain. See Policy CBC-4 of the Code of Conduct for the Company's Conflict of Interest policy. If a conflict of interest is unavoidable, it must be disclosed to the Ethics Administrator (as defined below) at the earliest opportunity. Conflicts of interests can arise with respect to financial and business interests, investments, relationships with suppliers, and the offering of prizes, samples, gifts, gratuities or incentives.

  B.    Administration of this Code of Ethics

        This Code of Ethics shall be administered as follows:

1.     Responsibility for Administration

        The Board or the Audit Committee (the "Ethics Administrator") shall be responsible for interpreting and administering this Code of Ethics. In discharging its responsibilities, the Ethics

Administrator may engage such agents and advisors as it shall deem necessary or desirable, including but not limited to attorneys and accountants.

2.     Scope of this Code of Ethics

        The Ethics Administrator shall periodically, in light of the experience of the Company, review this Code of Ethics. As it deems necessary, the Audit Committee shall make recommendations to the Board to ensure that (i) this Code of Ethics conforms to applicable Law, (ii) this Code of Ethics meets or exceeds the best practice of public companies in the United States, and (iii) any weaknesses in this Code of Ethics or any other Policy of the Company are revealed through monitoring, auditing, and reporting systems are eliminated or corrected.

3.     Waiver or Amendment of this Code of Ethics

        The Ethics Administrator may grant a specific, limited waiver of any provision of this Code of Ethics if the Ethics Administrator determines, based on information that the Ethics Administrator deems credible and persuasive, that such a limited waiver is appropriate under the specific circumstances (and each fact situation will be a separate case). If the Ethics Administrator waives any provision of this Code of Ethics, then the Company shall make an immediate disclosure of such waiver in a manner permitted by applicable Law, including as required by the SEC or NASDAQ. Only the Board may amend this Code of Ethics.

4.     Monitoring and Auditing

        The information developed by the Company's independent accountants in performing their audit engagement on behalf of the Company and by the Company's internal auditors in the performance of their assigned responsibilities shall be made available to the Ethics Administrator as a means of monitoring compliance with this Code of Ethics.

5.     Reporting System

        Any suspected violation of this Code of Ethics shall be promptly reported to the Ethics Administrator.

6.     Investigation of Violations

        If the Company receives information regarding an alleged violation of this Code of Ethics, then the Ethics Administrator shall:

  (1)
  Evaluate such information as to gravity and credibility;

  (2)
  If necessary, initiate an informal inquiry or a formal investigation with respect thereto:

  (3)
  Prepare a written report of the results of such inquiry or investigation, including recommendations as to the disposition of such matter;

  (4)
  Upon request of the Board or the Audit Committee, make the results of such inquiry or investigation available to the public (including disciplinary action); and

  (5)
  Recommend changes to this Code of Ethics that the Ethics Administrator deems necessary or desirable to prevent similar violations of this Code of Ethics.

7.     Disciplinary Measures

        The Ethics Administrator shall enforce this Code of Ethics through appropriate disciplinary actions. The Ethics Administrator shall determine whether violations of this Code of Ethics have occurred and, if so, shall determine the disciplinary actions to be taken against any Executive Officer who has violated this Code of Ethics.

        The disciplinary actions available to the Ethics Administrator include counseling, oral or written reprimands, warnings, probations or suspensions (with or without pay), demotions, reductions in salary, terminations of employment, and restitution.

        The jurisdiction of the Ethics Administrator shall include, in addition to the Executive Officer that violated this Code of Ethics, any other Employee involved in the wrongdoing such as (i) any Employee who failed to use reasonable care to detect a violation and (ii) any Employee who was requested to divulge information about a suspected violation of this Code of Ethics, but withheld material information regarding a suspected violation.

APPROVED:	Board of Directors
July 23, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT
Equal Employment Opportunity

CORPORATE POLICY CBC-3
July 23, 2004

PURPOSE:

        The purpose of this policy is to establish and communicate the Company's policy regarding equal employment opportunity.

POLICY:

        The Company is committed in all its operations and in all areas of employment practice to a policy complying with applicable federal, state and local Law governing equal employment opportunities to assure that there is no unlawful discrimination against any Employee or applicant.

        This policy relates to all phases of employment, including without limitation, recruitment, hiring, placement, promotion, transfer, compensation, benefits, training, educational, social and recreational programs and the use of Company facilities. It covers all other personnel actions in all job categories and at all levels, including employment of qualified handicapped individuals, disabled veterans and veterans of the Vietnam era. It is intended to provide Employees with a working environment free of discrimination, harassment, intimidation or coercion relating directly or indirectly to race, color, religion, gender, marital status, disability, covered veteran status, sexual orientation, status with respect to public assistance, pregnancy, age, national origin, or any other characteristic protected under state, federal or local law.

        Appropriate Employees shall conduct periodic reviews of personnel practices and actions to ensure compliance with the Law in this vitally important area of Management responsibility.

        This Policy shall be periodically brought to the attention of members of Management and supervisors and shall be administered with a positive attitude. All Employees are expected to support actively this Policy and to assure that all actions and decisions taken by them and their subordinates are consistent with this Policy and in furtherance of it.

PROCEDURES:

        An Employee who believes she or he has been or is being subjected to discrimination should bring this matter to the attention of his/ her immediate supervisor or department head or to the Vice President of Human Resources of the Company. An Employee who believes that discrimination has occurred or is occurring should report such conduct to one of the above persons regardless of the position of the offending person (e.g., manager, supervisor, fellow Employee, customer, etc.). If any supervisor, manager or department head receives a complaint of discrimination, the supervisor, manager or department head shall report the complaint immediately to the Vice President of Human Resources or such officer's designee. Nothing in this policy requires any Employee complaining of discrimination to present the matter to the person who is the subject of the complaint.

        All complaints will be promptly investigated. It is intended that the privacy of the persons involved will be protected, except to the extent necessary to conduct a proper investigation. If the investigation substantiates that the complaint is valid, immediate corrective action designed to stop the discrimination and prevent its reoccurrence will be taken. Such corrective action may, in appropriate instances, include discipline (up to and including discharge) of the offending person.

        An Employee who believes he or she has been or is being subjected to discrimination, or who believes he or she has observed discrimination, and who reports the matter pursuant to this policy shall not be retaliated against or adversely treated, with respect to the terms and conditions of employment, because of the making of the report.

APPROVED:	Board of Directors
July 23, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
Conflicts of Interest

CORPORATE POLICY CBC-4
July 23, 2004

PURPOSE:

        The purpose of this policy is to establish guidelines and procedures to ensure timely and proper disclosure of possible conflicts of interests which an Employee may have in connection with job duties and responsibilities in order that Management may review and approve each situation as necessary to protect the best interests of the Company and its responsibilities as a public Company.

POLICY:

        1.     The Company is and has always been concerned with outside business interests of its Employees that might possibly conflict with the interests of the Company. An adequate definition of what constitutes a conflict of interest is most difficult. However, there are certain situations that the Company will always consider conflicts of interest. A conflict of interest will occur if an Employee or any other person having a close personal relationship with such Employee:

          a.     Obtains a significant financial or other beneficial interest in one of the Company's suppliers, customers or competitors without first notifying the Company and obtaining written approval from the CEO of the Company, or such other member of Management designated by the Board.

          b.     Engages in a significant personal business transaction involving the Company for profit or gain, unless the Board has first approved such transaction;

          c.     Accepts money, gifts of other than nominal value, excessive hospitality, loans or other special treatment from any supplier, customer or competitor of the Company (loans from lending institutions, on standard market terms, at prevailing interest rates are excluded);

          d.     Participates in any sale, loan or gift of Company property without obtaining proper approval from the Board;

          e.     Works simultaneously for a competitor, customer or supplier; provided, however, that an Employee may engage in outside work with parties other than a competitor, customer or supplier if such work is approved in advance by the Employee's supervisor, is not done on Company time and does not involve the use of Company equipment or supplies;

          f.      Works with and is in a direct reporting relationship with the Employee;

          g.     Learns of a business opportunity through association with the Company and discloses it to a third party or invests in the opportunity without first offering it to the Company.

        "Persons having a close personal relationship with an Employee" include, but are not limited to, the Employee's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, any person living in the same home with the Employee or any business associate of the Employee.

        2.     Service to the Company should never be subordinated to personal gain and advantage. Conflicts of interest should, wherever possible, be avoided.

        3.     No Employee may have any direct or indirect pecuniary interest in any investment to be acquired or disposed of by the Company or any of its subsidiaries or otherwise be involved in any transaction in which the Company or any of its subsidiaries is a party or has an interest, unless such

Employee's interest in such investment or involvement in such transaction has been approved in advanced by the Board.

        4.     It is the Company's policy to have on file, in this regard, a certificate of compliance from each Employee who can direct or influence the use or disposition of any significant amount of funds or other assets of the Company or any of its affiliated companies. An Employee should notify and disclose to the General Counsel any conflict of interest that arises with respect to such Employee subsequent to the delivery of such certificate of compliance. The disclosure of a financial or other beneficial interest does not mean that the Company will deem it significant or substantial enough to be prohibited. Each case will be decided on an individual basis.

        5.     In order to comply with this policy, Human Resources will be responsible for obtaining annually a completed copy of a certificate of compliance from all Employees subject to this requirement. The Internal Audit Department of the Company will be responsible for notifying the CFO and the CEO that such certificates are on file.

PROCEDURES:

        1.     During the month of December in each year a completed certificate of compliance will be obtained from all Employees subject to this requirement. In any instance where the number of key Employees makes this requirement burdensome, certificates may be obtained from key Employees during the months that include their employment anniversary dates.

        2.     The completed certificates will be retained on file by the Human Resources Department and a written report setting forth any exceptions included in such reports will be furnished to the CEO of the Company no later than January 15 of each year.

APPROVED:	Board of Directors
July 23, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
Internal Accounting Controls, Procedures, and Records

CORPORATE POLICY CBC-5
July 23, 2004

PURPOSE:

        The purpose of this policy is to require the Company to keep books and records that, in reasonable detail, accurately and fairly reflect its transactions and the dispositions of its assets. In addition, the Company shall maintain a system of internal accounting controls that will ensure reliability and adequacy of its books and records and proper recording of all transactions including dispositions of its assets.

POLICY:

Authorization.

        The only transactions to be entered into by the Company are those that are executed in accordance with Management's specific authorization or established, formalized policy and procedure.

Approval.

        No transaction will be recorded in the accounts of the Company unless it is within the scope of written policies and procedures or is specifically and formally approved by an appropriate and designated Employee. Such approval requires the determination that the transaction (i) has been authorized in accordance with this Policy, and (ii) is supported by documentary evidence to verify the validity of the transaction.

Accounting.

        All transactions entered into by the Company will be recorded in the accounts of the Company in accordance with normal, standard procedures. Each entry will be coded into an account that accurately and fairly reflects the true nature of the transaction.

Reporting.

        All transactions that have been accounted for in accordance with this Policy will be accumulated and processed in a manner that will permit preparation of financial statements, reports and data for purposes of internal, public and regulatory reporting. Such statements, reports and data must be in a form sufficient to reflect accurately and fairly the results of transactions entered into by the Company and to permit proper accountability for assets.

Responsibility.

        The implementation and maintenance of internal accounting controls, procedures and records that are adequate in all respects to satisfy the requirements of this Policy will be the primary responsibility of the CFO of the Company.

Auditing.

        Compliance with the provisions and requirements of this Policy will be tested and evaluated by the Company's internal audit department in connection with the on-going internal audit program.

Exceptions to this Policy will be reported to Management so that deficiencies can be corrected and assurance of compliance with the terms of this Policy is maintained.

PROCEDURES:

        The Company will continuously evaluate its internal accounting controls, procedures and records to ensure compliance with the requirements of this Policy. Such evaluation will be documented in a form suitable for inspection by outside parties, such as regulatory authorities, if the need arises.

        The Company will take necessary action to remedy any deficiency in internal accounting controls, procedures and records to ensure continuing compliance with the requirements of this Policy.

        The internal audit staff will ascertain that its audit scope, procedures and programs are adequate (i) for the purpose of testing and evaluating internal accounting controls, procedures and records, and (ii) for complete reporting of exceptions to the requirements of this Policy.

        On or before March 31 of each year, the internal audit staff will prepare a written summary applicable to the preceding fiscal year which sets forth financial Management's evaluation of internal accounting controls, procedures and records in relation to the requirements of this Policy. Such a summary will consider financial Management's overall evaluation and results of audits performed during the year, internal and external. For exceptions noted in the evaluation, remedial action in progress or contemplated will be set forth in the summary. The summary will be addressed to the Audit Committee and the Board.

APPROVED:	Board of Directors
July 23, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
Insider Trading Policy

CORPORATE POLICY CBC-6
May 4, 2004

        It is the policy of Fieldstone Investment Corporation (the "Company") to comply fully and to assist its directors, officers and Employees in complying fully with all federal and state securities laws applicable to transactions in the Company's securities. In this regard, the Company depends upon the conduct and diligence of the directors, officers and Employees of the Company and its subsidiaries, in both their professional and personal capacities, to ensure full compliance with this policy. It is the personal obligation and responsibility of each such person to act in a manner consistent with the following policy regarding compliance with the insider trading provisions of the federal securities laws.

        It is the policy of the Company that, except as set forth herein, no director, officer or Employee of the Company or its subsidiaries may buy or sell any security issued by the Company, or any option or similar right to buy or sell such a security, while in possession of material nonpublic information regarding the Company or its subsidiaries. In addition, every director, officer or Employee of the Company or its subsidiaries shall maintain the confidentiality of material nonpublic information regarding the Company or its subsidiaries that he or she may possess, and shall not give advice or make recommendations regarding investments in the Company. No director, officer or Employee of the Company or its subsidiaries shall permit persons under his or her supervision to act inconsistently with this policy. It is the further policy of the Company that no director, officer or Employee, nor any affiliate of any such person, may, while in possession of material nonpublic information about another Company which such person received in the course of performing his or her duties on behalf of the Company or its subsidiaries, trade in the securities of such other Company or disclose such information to any other person. Notwithstanding the foregoing, directors, officers and Employees of the Company or its subsidiaries may purchase or sell securities of the Company while in possession of material nonpublic information regarding the Company or its subsidiaries (1) in transactions solely with the Company pursuant to Employee benefit plans or (2) in transactions that are effected pursuant to a written plan pre-cleared in advance by the Company's General Counsel that meets all of the requirements and applicable rules and regulations promulgated by the SEC, including Rule 10b5-1 under the Exchange Act and any applicable state securities "blue sky" laws (a "Trading Plan").

        To implement its insider trading compliance policy, the Company requires that directors, officers, and Employees of the Company or its subsidiaries trade in the Company's securities only during the period beginning on the second (2nd) full business day following the public release of the Company's quarterly or annual financial results and ending on the date that is two weeks prior to the last day of the fiscal quarter, and then, in the case of directors, officers and key Employees, only after obtaining clearance from the Company's General Counsel. Moreover, unless the trade otherwise meets the exceptions described in the preceding paragraph, directors, officers and Employees may trade only if they are not otherwise in possession of material, non-public information.

APPROVED:	Board of Directors
May 4, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
Commercial Bribery

CORPORATE POLICY CBC-7
July 23, 2004

PURPOSE:

        The purpose of this policy is to prohibit the payment or transfer of Company funds or assets to suppliers or customers in the form of bribes, kickbacks or other payoffs and prohibiting Employees or any other person having a close personal relationship with an Employee from participating in such schemes.

POLICY:

        The Company prohibits political or commercial bribes, kickbacks and other similar payoffs and benefits paid to suppliers or customers.

        The Company also prohibits Employees or any other person having a close personal relationship with an Employee from receiving, directly or indirectly (including through a non-profit or charitable organization), anything of a significant value (other than salary, wages or other ordinary compensation) in connection with a transaction entered into by the Company.

        Bribery of suppliers or customers includes any payment for the benefit of any representative of the supplier or customer. It includes:

  (a)
  Gifts of other than nominal value.

  (b)
  Cash payments by Employees or third persons, such as agents or consultants, who are reimbursed by the Company.

  (c)
  The uncompensated use of Company services, facilities or property except as may be authorized by the Company.

  (d)
  Loans, loan guarantees or other extensions of credit (except from lending institutions on standard market terms, at prevailing rates).

        "Persons having a close personal relationship with an Employee" include, but are not limited to the Employee's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, any person living in the same home with the Employee or any business associate of the Employee.

        This policy does not prohibit expenditures of nominal amounts for meals and entertainment of suppliers and customers that are an ordinary and customary business expense, if they are otherwise lawful. These expenditures should be included on expense reports and approved in accordance with Company policy and procedures.

APPROVED:	Board of Directors
July 23, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
Use and Public Disclosure of Insider Information

CORPORATE POLICY CBC-8
July 23, 2004

PURPOSE:

        The purpose of this policy is to establish consistent guidelines for contacts with investors as well as for compliance with United States federal statutes and regulations of the SEC regarding the use and public disclosure of inside information.

DISCUSSION:

        The SEC, implementing various United States federal statutes, and NASDAQ have promulgated various regulations regarding the use and public disclosure of corporate inside information. The purpose of such regulations is to protect the interests of shareholders by providing them with prompt and complete information about significant corporate developments which might affect the value of their investments and to assure that insiders do not profit from information not available to the investing public.

        These regulations and the underlying statutes require the Company and its directors and Employees to ensure that information about the Company is not used unlawfully in connection with the purchase and sale of securities. Although this discussion addresses federal securities Laws, Employees should know that, in most cases, the violations of federal securities Laws that are described herein are also violations of state securities Laws and additional penalties may accrue under such state securities Laws.

        All Employees should pay particularly close attention to Policy CBC-6 and the applicable Laws against trading while in the possession of inside information. The federal securities Laws are based on the belief that all persons trading in a Company's securities should have equal access to all "material" information about that Company.

        In general, it is a violation of United States federal securities Laws for any person to buy or sell securities if he or she is in possession of material inside information relating to those securities. Information is "material" if it could affect a person's decision whether to buy, sell or hold the securities. Information is "inside information" if it has not been publicly disclosed. Furthermore, it is illegal for any person in possession of material inside information to provide other people with such information or to recommend that they buy or sell the securities. (This is called "tipping.") In such case, both the person who provides and the person who receives the information may be held liable.

        Inside information (including information about companies other than the Company obtained as a result of working for the Company) does not belong to the individual directors, Employees who may handle it or otherwise become knowledgeable about it, but instead it is an asset of the Company. A person who uses such information for personal benefit or discloses it to others outside the Company violates the Company's interests and commits a fraud against members of the investing public and against the Company.

        If information of a material nature regarding corporate activities, developments or discussions becomes or threatens to become known to outsiders, the Company is required to make prompt and thorough disclosure of such information to the public. (See paragraph 1 under "Policy" for comments on what is material.) Corporate matters subject to this regulation have been declared to include negotiations leading to acquisitions and mergers, stock splits, the making of arrangements preparatory to an exchange or tender offer, changes in dividend rates or earnings, calls for redemption, new contracts, products or discoveries and other material developments.

POLICY:

        1.    General Disclosure Policy.    It is the Company's policy to make prompt and complete disclosure of material information to the public when and as required by the rules of the SEC. Determinations regarding "materiality" involves subjective judgments; therefore questions of materiality will be determined by the CEO, the CFO, the Board, or the Audit Committee.

        2.    Nondisclosure.    Material inside information must not be disclosed to anyone other than persons within the Company whose positions require them to know it until it has been publicly released by the Company.

        3.    Equal Access.    No preferential treatment will be given to any shareholder, potential investor or security analyst; therefore, the release to any such person of any material financial or operating data relating to the Company must be available to all such persons.

        4.    Forecasts.    Revenue and profit tends may be forecasted in general terms. It is the Company's policy, however not to make any specific public projections of future operating results.

        5.    Authority to Release.    No financial data regarding the Company will be released to the public except as authorized, specifically or generally, by the CFO.

        6.    Analysts.    Due to the sensitive nature of investor relations and federal regulations relating thereto, all interviews with shareholders, potential investors and security analysts must be coordinated through the CFO.

PROCEDURES:

        When leaks of material information are suspected, rumored or discovered, the fact must be reported immediately to CFO and the CEO.

        All announcements and news releases subject to statutes and regulations herein discussed must be made through the CFO and the CEO.

APPROVED:	Board of Directors
July 23, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
Information of a Confidential or Proprietary Nature

CORPORATE POLICY CBC-9
July 23, 2004

PURPOSE:

        To establish Company policy prohibiting the unauthorized disclosure of confidential or proprietary information about the Company or its customers.

POLICY:

        In carrying out the Company's business, Employees often learn confidential or proprietary information about the Company or its customers. Such confidential or proprietary information includes, but is not limited to, the following:

  •
  Compensation data
  •
  Computer processes
  •
  Computer programs and codes
  •
  Customer lists
  •
  Non-public financial information and projections
  •
  Business strategies
  •
  Management initiatives
  •
  Marketing strategies
  •
  New products and potential new products
  •
  Pending projects and proposals
  •
  Technological data
  •
  Technological prototypes

        Employees are required to sign a confidentiality agreement that restricts disclosure of proprietary, trade secret and certain other information about the Company, it agents and its customers. However, whether or not any such confidentiality agreement is required or signed, an Employee who improperly uses or discloses trade secrets or confidential business or proprietary information will be subject to disciplinary action, up to and including termination of employment and legal action, even if they do not actually benefit from the disclosed information.

        No Employee entrusted with or otherwise knowledgeable about information of a confidential or proprietary nature shall disclose that information outside the Company, either during or after employment, without Company authorization to do so. Such disclosure could be harmful to the Company or helpful to a competitor.

        The Company is also in possession of confidential customer data. The privacy of this data must be strictly maintained in accordance with applicable federal and state law. The obligation to maintain the confidentiality of such customer data must be discharged with the greatest care for the Company to comply with applicable laws and maintain the continued confidence of its customers. No Employee shall disclose confidential or proprietary information owned by someone other than the Company to non-Employees without Company authorization, nor shall any Employee disclose the information to other Employees unless a need-to-know basis is established.

APPROVED:	Board of Directors
July 23, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
Disclosure

CORPORATE POLICY CBC-10
July 23, 2004

PURPOSE:

        To establish Company policy regarding the Company's disclosure controls and procedures

POLICY:

        In carrying out the Company's business, Employees involved in the Company's disclosure process, including the CEO, the CFO and the Company's controller (the "Senior Financial Officers") are required to be familiar with and comply with the Company's disclosure controls and procedures and internal control over financial reporting, to the extent relevant to his or her area of responsibility, so that the Company's public reports and documents filed with the SEC comply in all material respects with the federal securities laws and SEC rules. In addition, each such person having direct or supervisory authority regarding these SEC filings or the Company's other public communications concerning its general business, results, financial condition and prospects should, to the extent appropriate with his or her area of responsibility, consult with other Company officers and Employees and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.

PROCEDURES:

        Each Employee who is involved in the Company's disclosure process, including without limitation the Senior Financial Officers, must:

1.
Familiarize himself or herself with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company;

2.
Not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's independent auditors, governmental regulators and self-regulatory organizations;

3.
Properly review and critically analyze proposed disclosure for accuracy and completeness (or, where appropriate, delegate this task to others).

APPROVED:	Board of Directors
July 23, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
Concerns and Complaints Regarding Accounting and Auditing Matters
and Disclosure and Disclosure Controls

CORPORATE POLICY CBC-11
July 23, 2004

PURPOSE:

        The purpose of this policy is to ensure that the Company complies with all applicable laws, regulations and rules relating to accounting, internal accounting controls and auditing matters and disclosure and disclosure controls.

POLICY:

        It is policy of the Company that the Company and all Employees comply with all applicable laws, regulations and rules relating to accounting, internal accounting controls and auditing matters and disclosure and disclosure controls. All Employees are responsible for ensuring that the Company achieves this objective. Any deviation from these laws, regulations or rules constitutes extremely serious misconduct and may result in discipline, up to and including termination of employment. Deviations may also subject the person(s) engaging in retaliation to personal legal and financial liability, and, in certain cases, may be a criminal offense.

        To assist the Company in ensuring compliance with laws, regulations and rules relating to accounting and auditing matters, the Audit Committee of the Company's Board has established these procedures for: (1) the confidential, anonymous submission by Employees of concerns regarding questionable accounting, accounting control or auditing matters, disclosure or disclosure control; and (2) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, disclosure or disclosure control. Employees are encouraged to report improper and possibly improper accounting or auditing practices and improper disclosure or disclosure control practices in a form that is as clear and specific as possible under the circumstances, and should submit or direct the Company to any relevant records, if available. Employees are neither required nor encouraged to personally investigate questionable accounting or auditing practices or questionable disclosure or disclosure control practices on their own, because any such private investigation might compromise the Company's own investigation, result in the loss or tainting of evidence, or other prevent a full and fair investigation into the underlying facts.

PROCEDURES:

        These procedures apply only to reports of questionable accounting, internal accounting controls or auditing practices and questionable disclosure or disclosure control practices. Reports of other forms of possible misconduct, including harassment or discrimination, issues relating to any Employee's general working conditions, or other matters, should be reported and handled in accordance with the procedures and guidelines implemented by the Company for those purposes.

1.     SUBMISSION OF CONFIDENTIAL AND ANONYMOUS CONCERNS BY EMPLOYEES

        In an effort to foster an environment where Employees feel free to voice their concerns, the Company has established procedures for the confidential, anonymous submission by Employees of concerns regarding questionable accounting, internal accounting control, or auditing matters. Any Employee or third party who believes that he or she possesses any information relating to questionable accounting or auditing matters should submit such concerns by calling 866-293-8628 or by logging onto

www.ethicspoint.com and filing a report in accordance with the instructions contained on the EthicsPoint website. EthicsPoint is an independent third party company that has been retained for this purpose will receive this communication will be receive and communicate it directly to the Chairman of the Audit Committee.

2.     COMPLAINTS RECEIVED OUTSIDE OF THE CONFIDENTIAL AND ANONYMOUS SUBMISSION PROCESS

        Any Employee or third party may make a complaint regarding accounting, internal accounting controls, or auditing matters or disclosure or disclosure controls by contacting the Chief Executives Officer, any Executive Vice President or any Senior Vice President of the Company (each an "Executive Officer"). The Executive Officer shall report such complaint directly to the Chairman of the Audit Committee of the Company's Board. If a complaint regarding accounting, internal accounting controls, or auditing matters or disclosure or disclosure controls is brought to the attention of an Employee who is not an Executive Officer, such Employee shall either (1) report such complaint directly to his or her supervisor, (2) submit such complaint to the Internal Audit Department, or (3) submit such complaint pursuant to paragraph 1 above.

3.     PROCEDURES FOR THE HANDLING CONCERNS AND COMPLAINTS REGARDING ACCOUNTING, INTERNAL AUDITING CONTROL AND AUDITING AND DISCLOSURE AND DISCLOSURE CONTROLS

        a.    Receipt of Complaint.    Upon receiving a concern or complaint pursuant to these procedures, the Chairman of the Audit Committee of the Company's Board will, depending upon the apparent urgency of the matter, call a meeting of the Audit Committee or add the concern or complaint to the agenda for discussion at the next regularly scheduled Audit Committee meeting, or alternatively, designate a member of Management to investigate the complaint. Concerns or complaints relating to matters outside the purview of this policy will be referred to other Company personnel.

        b.    Review of Complaint by Audit Committee.    Every concern or complaint received pursuant to these procedures shall be reviewed by the Audit Committee or its designee to determine whether the concern or complaint raises, or may raise, a material concern about accounting, internal accounting controls or auditing matters or disclosure or disclosure controls, and whether the concern or complaint is sufficiently detailed and/or supported by facts or evidence to permit an investigation to be conducted. In conducting this review, the Audit Committee may require the attendance at the meeting of the General Counsel, the Chief Financial Officer, the Internal Auditor, the independent auditor, and/or the person submitting the concern or complaint and such other persons, as it deems necessary or appropriate.

        c.    Review by Chief Financial Officer.    The Audit Committee will request the Chief Financial Officer to review concerns or complaints received pursuant to these procedures that the Audit Committee determines not to be material, and the Chief Financial Officer shall report his findings and recommendations, if any, to the Chairman of the Audit Committee.

        d.    Investigation.    The Audit Committee or its designee will investigate concerns or complaints received pursuant to these procedures that raise, or may raise, a material concern about an accounting or auditing matter, and that are sufficiently detailed and/or supported by facts or evidence to permit an investigation to be conducted. Where a concern or complaint appears to relate to a material accounting, accounting control or auditing matter or disclosure or disclosure control issue, but is not sufficiently detailed and/or supported by facts or evidence to permit an investigation to be conducted, the Audit Committee or its designee shall engage in a reasonable effort to obtain sufficient detail and/or factual support to permit an investigation to proceed. In connection with any investigation, the Audit Committee may, to the extent it deems necessary or appropriate, retain and consult with independent accounting or legal counsel. To the extent possible, any such investigation will be handled in confidence. However, given the nature and seriousness of the issues that may arise in the course of such an investigation, the Company cannot promise anonymity to persons who participate in any investigation.

        e.    Action Following Investigation.    Following the investigation of each concern or complaint received pursuant to these procedures that raises a material accounting, accounting control or auditing matter or disclosure or disclosure control issue, the Audit Committee shall review the results of the investigation and shall communicate its findings and recommendations to the Board. The Board shall consider and implement such recommendations, as it deems necessary or appropriate, to address any identified concerns. Such steps may include, but are not limited to, causing accounting or audit records to be corrected, causing required securities or other disclosures to be made or amended, and/or ensuring that corrective action, including possible discipline, be imposed on any Employee determined to have violated Company policy or any applicable accounting or auditing law, regulation, rule, control or policy.

4.     NO RETALIATION

        The Company will not tolerate and expressly prohibits retaliation against any individual who in good faith submits a report or complaint or participates in any investigation conducted pursuant to these procedures. Any suspected retaliation should be reported immediately to the Company's General Counsel, the head of the Internal Audit Department or the head of the Human Resources Department. Retaliation constitutes extremely serious misconduct and may result in discipline, up to and including discharge of the person(s) engaging in any retaliatory actions. Retaliation may also subject the person(s) engaging in retaliation to personal legal and financial liability, and, in certain cases, may be a criminal offense.

APPROVED:	Board of Directors
July 23, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
Defalcation, Misappropriation and Similar
Irregularities (Fraud) Procedures and Records

CORPORATE POLICY CBC-12
July 23, 2004

PURPOSE:

        The purpose of this policy is to establish and communicate Company policy regarding the prohibition, recognition, reporting and investigation of suspected defalcation, misappropriation and similar irregularities (fraud).

DEFINITIONS:

        The term "Fraud" as used in this Policy Includes, but is not limited to, defalcation, misappropriation and other irregularities including such things as:

  (a)
  Any dishonest or fraudulent act;

  (b)
  Forgery or alteration of negotiable instruments such as Company checks and drafts;

  (c)
  Any conversion to personal use of cash, securities, supplies or any other Company asset;

  (d)
  Any unauthorized handling or reporting of Company transactions; and

  (e)
  Any falsification of Company records or financial statements for personal or other reasons.

        The above list is not all-inclusive but is intended to be representative of fraudulent situations. Fraud, whether perpetrated on the Company by Employees or agents, brokers or other outside parties, requires specific action by the Company.

POLICY:

        It is the Company's Policy to prohibit all Fraud.

        The responsibility for detecting Fraud in the Company is that of Management.

        Situations involving Fraud or suspected Fraud shall be reported to the Company's General Counsel.

APPROVED:	Board of Directors
July 23, 2004

FIELDSTONE INVESTMENT CORPORATION
CODE OF BUSINESS CONDUCT AND ETHICS
Sexual and Other Harassment

CORPORATE POLICY CBC-13
July 23, 2004

PURPOSE:

        The purpose of this Policy is to establish and communicate the Company's Policy prohibiting sexual and other forms of harassment and the procedures for the disposition of any such conduct for the Company's operations in accordance with applicable federal, state and local law.

POLICY:

        It is policy of the Company that all Employees, without regard to gender, race, color, religion, age, pregnancy, national origin, disability, status as a special disabled veteran, veteran of the Vietnam era, or other Eligible Veteran, sexual orientation, marital status or any other factor prohibited by law, should be allowed to enjoy a work environment free from sexual and other forms of harassment. All reports of alleged sexual and other harassment will be promptly and thoroughly investigated. All information will be held in strict confidence and will be disclosed only on a need-to-know basis. The Company will not permit retaliation against any Employee because that Employee has participated in the filing or investigation of a complaint of sexual or other harassment. Any person found to have engaged in sexual or any other form of harassment or to have engaged in retaliation shall be subject to disciplinary action, as the situation warrants, up to and including immediate termination.

        Each supervisor has a responsibility to maintain the workplace free of sexual and any other form of harassment. This duty includes discussing this policy with all subordinate Employees and assuring them that they need not endure any form of sexual or other harassment.

DEFINITION:

        Sexual harassment means any unwelcome sexual advances, requests for sexual favors and other verbal or physical conduct of a sexual nature when: (i) submission to such conduct is made either explicitly or implicitly a term or condition of an individual's employment, (ii) submission to or rejection of such conduct by an individual is used as a basis for employment decisions affecting such individual, or (iii) such conduct has the purpose or effect of unreasonably interfering with an individual's work performance or creating an intimidating, hostile or offensive working environment.

        Harassment other than sexual harassment is verbal or physical conduct that denigrates or shows hostility or aversion to an individual because of gender, race, color, religion, age, pregnancy, national origin, disability, veteran's status, sexual orientation, marital status or any basis prohibited by law when such conduct has the purpose or effect of unreasonably interfering with an Employee's work performance, creating an intimidating, hostile or offensive work environment, or otherwise adversely affects an individual's employment opportunities.

PROCEDURES:

        Reports of alleged sexual harassment should be made and will be handled in accordance with the following procedures. It is intended that the privacy of the persons involved will be protected, except to the extent necessary to conduct a proper investigation. If the investigation substantiates that the complaint is valid, immediate corrective action designed to stop the sexual or other form of harassment and prevent its recurrence will be taken. Such corrective action shall include disciplinary action, as the situation warrants, up to and including immediate termination.

        Any person who believes he or she has been or is being sexually harassed should report the incident to such person's supervisor, manager, department head or to the Human Resources Department. An Employee who believes sexual harassment has occurred or is occurring should report such conduct to one of the above persons regardless of the position of the offending person (e.g. officer, manager, supervisor, fellow Employee, customer, etc.), unless such person is the offending party. Any supervisor, manager or department head that receives a complaint of sexual harassment shall report it immediately to the Human Resources Department.

        All reports of alleged sexual harassment will be promptly and thoroughly investigated at the direction of the General Counsel. An Employee who believes he or she has been or is being subjected to sexual harassment, or who believes he or she has observed sexual harassment, and who reports the matter pursuant to this Policy shall not be retaliated against or adversely treated, with respect to the terms and conditions of employment, because of the making of the report.

APPROVED:	Board of Directors
July 23, 2004

QuickLinks

FIELDSTONE INVESTMENT CORPORATION CODE OF BUSINESS CONDUCT AND ETHICS Index of Corporate Policies
FIELDSTONE INVESTMENT CORPORATION CODE OF BUSINESS CONDUCT AND ETHICS General Statement of Policy Regarding Code of Business Conduct and Ethics
CORPORATE POLICY CBC-1 July 23, 2004
FIELDSTONE INVESTMENT CORPORATION CODE OF BUSINESS CONDUCT AND ETHICS Code of Ethics
CORPORATE POLICY CBC-2 July 23, 2004
FIELDSTONE INVESTMENT CORPORATION CODE OF BUSINESS CONDUCT Equal Employment Opportunity CORPORATE POLICY CBC-3 July 23, 2004
FIELDSTONE INVESTMENT CORPORATION CODE OF BUSINESS CONDUCT AND ETHICS Conflicts of Interest CORPORATE POLICY CBC-4 July 23, 2004
FIELDSTONE INVESTMENT CORPORATION CODE OF BUSINESS CONDUCT AND ETHICS Defalcation, Misappropriation and Similar Irregularities (Fraud) Procedures and Records
FIELDSTONE INVESTMENT CORPORATION CODE OF BUSINESS CONDUCT AND ETHICS Sexual and Other Harassment